UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2011

DUNE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32497	95-4737507
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Shell Plaza 777 Walker Street, Suite 2300 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 229-6300

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 6, 2011, Dune Energy, Inc. (the “Company”) entered into a Restructuring Support and Lockup Letter Agreement (the “Noteholder Support Agreement”) with several institutional investors (collectively, the “Supporting Noteholders”) who together hold approximately 90% of the aggregate principal amount of the Company’s 10 1/2% Senior Secured Notes due 2012 (the “Notes”) and a Restructuring Support and Lockup Letter Agreement (the “Preferred Stockholder Support Agreement” and, together with the Noteholder Support Agreement, the “Agreements”) with UBS Securities LLC, which holds approximately 64% of the Company’s issued and outstanding 10% Senior Redeemable Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

The Agreements set forth the terms of the Company’s capital restructuring plan, under which the Company seeks to eliminate all of the Notes and the related cash interest expense, through consummation of an exchange offer (the “Exchange Offer”) to acquire all of the Notes in exchange for a combination of the Company’s equity securities, and either cash or new debt securities in an aggregate amount of $50 million (if the Exchange Offer is fully subscribed). The Agreements also contemplate conversion of all of the outstanding Preferred Stock into $4.0 million in cash and 1.5% of the Company’s common stock on a post-restructuring basis. If fully subscribed, the Exchange Offer would result in the ownership of 97.25% of the Company’s common stock by the holders of the Notes. The contemplated restructuring would result in the Company’s current common stockholders holding 1.25% of the Company’s common stock on a post-restructuring basis.

As an alternative to the Exchange Offer, the Company has also agreed in the Agreements to solicit consents from the holders of the Notes to approve a prepackaged plan of reorganization in a bankruptcy proceeding (the “Prepackaged Plan”). In the event certain conditions to the Exchange Offer are not satisfied, the Company intends to pursue the Prepackaged Plan. If confirmed, the Prepackaged Plan would have principally the same effect as if 100% of the holders of the Notes had tendered their Notes in the Exchange Offer. If all conditions to consummating the Exchange Offer are satisfied, the Company will cease seeking support for the Prepackaged Plan.

The proposed restructuring plan contemplates a refinancing of the Company’s senior secured term loan and provides that all of the Company’s creditor classes (other than the Notes), including general unsecured creditors, will be “unimpaired” – i.e. will be paid in full for all valid, outstanding claims upon consummation of the plan to the extent they have not been paid previously; however, there can be no assurance that the treatment of creditors outlined above will not change significantly. Implementation of the transactions contemplated by the Agreements is dependent on a number of factors and approvals.

Pursuant to the Noteholder Support Agreement, the Supporting Noteholders have agreed to, among other things, (i) support and use commercially reasonable efforts to complete the capital restructuring plan, including by tendering their Notes into the Exchange Offer and voting in favor of the Prepackaged Plan; and (ii) not exercise remedies or direct the trustee under the Notes to exercise remedies under the indenture governing the Notes for any default or event of default that has occurred or may occur thereunder. The Noteholder Support Agreement may be terminated upon the occurrence or failure to occur of certain events generally related to progress towards consummation of the restructuring.

The description of the Form of Noteholder Support Agreement and the Preferred Stockholder Support Agreement in this Item 1.01 is qualified in its entirety by reference to the full text of the Agreements, the forms of which are filed as Exhibit 10.1 and 10.2 hereto, respectively, and are hereby incorporated by reference into this Item 1.01.

This Current Report on Form 8-K does not constitute an offer to purchase, a solicitation of an offer to purchase or a solicitation of an offer to sell securities. The Company has not yet commenced the Exchange Offer or Prepackaged Plan referred to in this Current Report on Form 8-K. In the event the capital restructuring plan is implemented pursuant to the Prepackaged Plan, such restructuring plan is dependent upon a number of factors, including: the filing of the Prepackaged Plan; the approval of a disclosure statement; and the confirmation and consummation of the Prepackaged Plan in accordance with the provisions of the Bankruptcy Code.

Item 7.01 Regulation FD Disclosure

On October 7, 2011, the Company issued a press release announcing that it had entered into the Agreements. The description of the press release in this Item 7.01 is qualified in its entirety by reference to the press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information included in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, after the date hereof, the information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be incorporated by reference into any of the Company’s filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Name of Document

Exhibit 10.1	Form of Restructuring Support and Lockup Letter Agreement, dated October 6, 2011, by and among Dune Energy, Inc. and the Consenting Noteholders signatory thereto.

Exhibit 10.2	Restructuring Support and Lockup Letter Agreement, dated October 6, 2011, by and between Dune Energy, Inc. and UBS Securities LLC.

Exhibit 99.1	Press release dated October 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNE ENERGY, INC.

Date: October 7, 2011	By:	/s/ James A. Watt
	Name:	James A. Watt
	Title:	Chief Executive Officer

Exhibit Index

Exhibit	Name of Document

Exhibit 10.1	Form of Restructuring Support and Lockup Letter Agreement, dated October 6, 2011, by and among Dune Energy, Inc. and the Consenting Noteholders signatory thereto.

Exhibit 10.2	Restructuring Support and Lockup Letter Agreement, dated October 6, 2011, by and between Dune Energy, Inc. and UBS Securities LLC.

Exhibit 99.1	Press release dated October 7, 2011.